UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

FTAI AVIATION LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37386	98-1420784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.

As previously disclosed, on March 8, 2023, FTAI Aviation Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and UBS Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to a registered public offering (the “Offering”) of 2,600,000 of its 9.500% Series D Fixed-Rate Reset Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share (“Series D Preferred Shares”), and up to 390,000 additional Series D Preferred Shares pursuant to an over-allotment option granted to the Underwriters. The Offering closed on March 15, 2023. In connection with the issuance of the Series D Preferred Shares, a pricing committee of the board of directors of the Company approved a Share Designation (the “Share Designation”) with respect to the Series D Preferred Shares, which became effective upon the closing of the Offering.

The Share Designation provides that the Company will pay, when, as and if declared by the Company’s board of directors, out of funds legally available for such purpose, quarterly cumulative cash distributions on the Series D Preferred Shares at a rate equal to (i) for each Distribution Period (as defined in the Share Designation) from, and including, March 15, 2023 to, but excluding, June 15, 2028 (the “First Reset Date”), 9.500% per annum, and (ii) for each Distribution Period beginning on the First Reset Date, during each Reset Period (as defined in the Share Designation), the Five-Year Treasury Rate (as defined in the Share Designation) as of the most recent Reset Distribution Determination Date (as defined in the Share Designation) plus a spread of 516.2 basis points per annum.

The Series D Preferred Shares rank senior and prior to the Company’s ordinary shares and pari passu with the Company’s 8.25% Series A Fixed-to-Floating Rate Cumulative Perpetual Redeemable Preferred Shares, 8.00% Series B Fixed-to-Floating Rate Cumulative Perpetual Redeemable Preferred Shares and 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, in each case with respect to the payment of distributions and rights upon the Company’s liquidation, dissolution or winding up.

On or after June 15, 2028, the Company may redeem the Series D Preferred Shares, in whole or in part, at its option, at any time or from time to time, at a redemption price of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event (as defined in the Share Designation), the Company may, at its option, redeem the Series D Preferred Shares in whole, but not in part, prior to June 15, 2028, at a redemption price per Series D Preferred Share equal to $25.50, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.

If a Series D Preferred Share Tax Redemption Event (as defined in the Share Designation) occurs, the Company may, at its option, redeem the Series D Preferred Shares, in whole but not in part, at a redemption price of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared, provided that no such redemption may occur if the Series D Preferred Share Tax Redemption Event results directly from any action taken by the Company with the principal purpose of triggering such optional redemption.

If a Change of Control (as defined in the Share Designation) occurs, the Company may, at its option, redeem the Series D Preferred Shares, in whole but not in part, prior to June 15, 2028 and within 60 days after the occurrence of such Change of Control, at a redemption price of $25.25 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a Change of Control occurs (whether before, on or after June 15, 2028) and the Company does not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series D Preferred Shares, the Distribution Rate (as defined in the Share Designation) per annum on the Series D Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.

Subject to the Company’s right to optionally redeem the Series D Preferred Shares and certain other limitations, the Company will pay additional amounts to holders of the Series D Preferred Shares, as additional distributions, to make up for any deduction or withholding for any taxes or other charges imposed on amounts the Company pays with respect to the Series D Preferred Shares, so that the net amounts received by a holder of Series D Preferred Shares after any such withholding or deduction for taxes or other charges will be equal to the amounts that would have been received in respect of such Series D Preferred Shares had no such withholding or deduction for taxes or other charges been required. The Company will pay such additional amounts pro-rata to all holders such that each holder receives at least the amount that would otherwise be required to be paid to such holder under the Share Designation if it determines that doing so is required by Cayman Islands law.

The Series D Preferred Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company.

Holders of Series D Preferred Shares generally have no voting rights, but they will have limited voting rights if the Company fails to pay dividends for six or more quarterly Distribution Periods (whether or not consecutive) and under certain other circumstances.

The foregoing description of the terms of the Series D Preferred Shares is qualified in its entirety by reference to the Share Designation, a copy of which is filed as Exhibit 4.1 to the Company’s Form 8-A filed on March 15, 2023 and is incorporated herein by reference. A copy of the form of certificate representing Series D Preferred Shares is filed as Exhibit 4.2 to the Company’s Form 8-A filed on March 15, 2023 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1
Share Designation with respect to the 9.500% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares, dated as of March 15, 2023 (incorporated by reference to Exhibit 4.1 to FTAI Aviation Ltd.’s Form 8-A, filed March 15, 2023)

4.2
Form of certificate representing the 9.500% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares of FTAI Aviation Ltd. (incorporated by reference to Exhibit 4.2 to FTAI Aviation Ltd.’s Form 8-A, filed March 15, 2023)

5.1	Opinion of Maples and Calder (Cayman) LLP, relating to the Series D Preferred Shares (including the consent required with respect thereto)

23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2023

FTAI AVIATION LTD.

/s/ Eun (Angela) Nam
Eun (Angela) Nam
Chief Financial Officer